PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED APRIL 24, 2009)	FILED PURSUANT TO RULE 424(b)(2) REGISTRATION NO. 333-158800

Inland Real Estate Corporation

UP TO $100,000,000 AGGREGATE OFFERING PRICE OF COMMON STOCK

We have entered into a sales agency agreement with BMO Capital Markets Corp., or BMO CAPITAL MARKETS, relating to the shares of our common stock, par value $0.01 per share, being offered by this prospectus supplement and the accompanying prospectus.  In accordance with the terms of the sales agency agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through BMO CAPITAL MARKETS, acting as sales agent, for the offer and sale of the shares of common stock.

Sales of shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale in negotiated transactions, or as otherwise agreed with BMO CAPITAL MARKETS.

Our common stock is listed on the NYSE under the symbol “IRC.” On November 9, 2009, the last reported sale price of our common stock on the NYSE was $8.25 per share.

We will pay BMO CAPITAL MARKETS a commission of 2.5% of the sales price of all shares sold through it as agent under the sales agency agreement.

Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and in the documents we incorporate by reference, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BMO CAPITAL MARKETS

The date of this prospectus supplement is November 10, 2009.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

Before you invest in our common stock, you should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully.  These documents contain important information you should consider before making your investment decision.  Generally, when we refer to this “prospectus,” we are referring to the prospectus supplement and the prospectus.  This prospectus supplement and the accompanying prospectus contain the terms of this offering of common stock.  The accompanying prospectus contains information about our securities generally, some of which does not apply to the common stock covered by this prospectus supplement.  This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus.  If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.  Unless we have indicated, or the context otherwise requires, references in this prospectus supplement to “the Company,” “we,” “us,” “our,” or similar terms are to Inland Real Estate Corporation and its subsidiaries.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and BMO CAPITAL MARKETS is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2008, contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  We intend that such forward looking statements be subject to the safe harbors created by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  See “Risk Factors” beginning on page S-4 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2008 for a more complete discussion of these risks and uncertainties.

SUMMARY

This summary highlights selected information about us.  The summary is not complete and may not contain all of the information that may be important to you in deciding whether to invest in our common stock.  You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated herein and therein by reference, including the “Risk Factors” section of this prospectus supplement and in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, before making an investment decision.

The Company

We are a real estate investment trust (a “REIT”) that through consolidated or unconsolidated entities acquires, owns, operates and develops open-air neighborhood, community, power and lifestyle shopping centers and single-tenant retail properties located primarily in what we believe are the demographically strong upper Midwest markets.

Approximately sixty-five percent of our total retail portfolio (consolidated plus unconsolidated) gross leasable area (“GLA”) is located in the Chicago Metropolitan Statistical Area (“MSA”), with our second largest market concentration being approximately seventeen percent in the Minneapolis-St. Paul MSA.  Tenants at our retail properties primarily provide “everyday” goods and services to consumers, with more than sixty-four percent of total retail portfolio square footage anchored by grocery, drug and discount stores.  The properties in our portfolio generate cash flows from rents and related revenues.  The primary drivers of our internal income growth are rental rate increases over expiring rates on new and renewal leases and cost savings from operational efficiencies.

We have qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes commencing with the tax year ended December 31, 1995.  So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax to the extent we meet the requirements of the tests imposed by the Code.  If we fail to qualify as a REIT in any taxable year, without the benefit of certain statutory relief provisions, we will be subject to federal and state income taxes on our taxable income at regular corporate tax rates.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income, property or net worth and federal income and excise taxes on our undistributed income.

In connection with this offering of our common stock, we have received an opinion of Shefsky & Froelich Ltd. to the effect that, commencing with our taxable year that ended on December 31, 1995, we were organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation through the date of this prospectus supplement has enabled, and our proposed method of operation, as described in this prospectus supplement and the accompanying prospectus, will enable, us to meet the requirements for qualification and taxation as a REIT under the Code.  The opinion of Shefsky & Froelich Ltd. is subject to certain qualifications, is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants as to certain factual matters made by us regarding our organization, assets, and income, and the present and future conduct of our business operations.  Our qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not, and will not be, reviewed by Shefsky & Froelich Ltd.  Accordingly, no assurance can be given that our actual results for any one taxable year will satisfy the requirements for qualification and taxation as a REIT under the Code.  The opinion of Shefsky & Froelich Ltd. is based upon existing law as of the date of this prospectus supplement, including the

Code, regulations promulgated thereunder, administrative rulings, judicial decisions and administrative interpretations, all of which are subject to change, either prospectively or retroactively.  We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion.  Moreover, an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in counsel’s opinion.

We maintain our principal executive and management office at 2901 Butterfield Road, Oak Brook, Illinois 60523.  Our phone number is (630) 218-8000.

The Offering

Common stock offered	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Use of proceeds

We expect to use the net proceeds from any sales of shares of common stock offered by this prospectus supplement and accompanying prospectus for general corporate purposes, which may include repayment of mortgage indebtedness secured by our properties, acquiring real property through wholly-owned subsidiaries or through our investment in one or more joint venture entities, repaying amounts outstanding on our line of credit or term loan or repurchasing 4.625% convertible notes due November 15, 2026.

Restriction on Ownership

In order to maintain our qualification as a REIT for U.S. federal income tax purposes, ownership, actually or constructively, by any person of more than 9.8% in value of our outstanding capital stock is restricted by our charter unless the restrictions are waived by our board.See “Description of Capital Stock — Restrictions on Transfer, Acquisition and Redemption of Shares of Capital Stock” in the accompanying prospectus for additional information regarding this limitation.

Risk factors

See “Risk Factors” beginning on page S-4 of this prospectus supplement and our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE Symbol	IRC

Transfer Agent and Registrar	Registrar & Transfer Company

RISK FACTORS

An investment in our common stock involves significant risks.  You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q, each of which is incorporated by reference herein.  You should carefully consider the risks described in that report and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our shares.  The value of our shares could decline due to any of these risks, and you could lose all or part of your investment.  In addition, you should consider the additional risk factors set forth below.

Our shareholders will experience dilution as a result of this offering and they may experience further dilution if we issue additional common stock.

The issuance of common stock in this offering will have a dilutive effect on our earnings per share.  Any additional future issuances of common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in those future issuances. Shareholders will not be entitled to vote on whether or not we issue additional common stock.  In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our properties, our shareholders may experience dilution in both the book value and fair value of their shares.

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, many of which are out of our control, including:

•                                          general economic conditions, including the recent recession, competition and the supply of and demand for shopping center and single-tenant properties in our markets;

•                                          risks that tenants will not remain in occupancy or pay rent, or pay reduced rent due to bankruptcies or declines in their businesses;

•                                          prevailing interest rate levels and the availability of financing;

•                                          potential environmental liability and other risks associated with owning, developing and acquiring shopping center properties;

•                                          greater than anticipated funding costs associated with our joint venture properties or operating costs;

•                                          inflationary, deflationary and other general economic trends;

•                                          the effects of natural disasters;

•                                          actual or anticipated variations in our operating results or distributions;

•                                          changes in our funds from operations or earnings;

•                                          publication of research reports about us or the real estate industry, generally, and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other REITs;

•                                          analysts’ estimates of our future performance relative to our actual performance;

•                                          the appetite of the market for similar securities issued by REITs generally;

•                                          any future issuances of equity securities;

•                                          failure to pay our obligations under, or comply with the terms of, our indebtedness;

•                                          impairment charges; and

•                                          other risks detailed from time to time in the reports filed by us with the SEC.

These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects.

USE OF PROCEEDS

We expect to use the net proceeds from any sales of shares of common stock offered by this prospectus supplement and accompanying prospectus for general corporate purposes, which may include repayment of mortgage indebtedness secured by our properties, acquiring real property through wholly-owned subsidiaries or through our investment in one or more joint venture entities, repaying amounts outstanding on our line of credit or term loan or repurchasing 4.625% convertible notes due November 15, 2026.  Outstanding balances drawn on our line of credit accrue interest at a variable rate equal to up to 30 basis points over the prime rate or 100 to 150 basis points over LIBOR.  This line matures on April 20, 2011.   Outstanding balances on our term loan accrue interest at a variable rate equal to either 50 basis points over the prime rate or 200 basis points over LIBOR.  The term loan matures September 2, 2010.  Initially, pending the expected use, we expect to invest the net proceeds of this offering in short term instruments.

PLAN OF DISTRIBUTION

We have entered into a sales agency agreement, dated as of November 10, 2009, with BMO CAPITAL MARKETS under which we may issue and sell up to $100,000,000 of our shares of common stock from time to time through BMO CAPITAL MARKETS, our agent for the offer and sale of the shares of common stock.  The sales, if any, of our shares of common stock under the sales agency agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the NYSE, the principal existing trading market for our shares of common stock, to or through a market maker or through an electronic communications network, or if we and BMO CAPITAL MARKETS agree in writing, sales may be made in privately negotiated transactions.

From time to time during the term of the sales agency agreement, and subject to the terms and conditions set forth therein, we may deliver an issuance notice to BMO CAPITAL MARKETS specifying:

•                                          the length of the selling period, which may not exceed 20 consecutive trading days;

•                                          the aggregate sales price of our shares of common stock to be sold; and

•                                          the minimum price below which sales may not be made during the selling period.

Upon receipt of an issuance notice from us, and subject to the terms and conditions of the sales agency agreement, BMO CAPITAL MARKETS has agreed to use its commercially reasonable efforts consistent with customary trading and sales practices to sell such shares of common stock on such terms.  We or BMO CAPITAL MARKETS may suspend the offering of our shares of common stock at any time upon proper notice to the other, and the selling period will immediately terminate.  The settlement between us and BMO CAPITAL MARKETS of our shares of common stock will occur on the third trading day following the date on which the sales were made or on the business day following the last day of the selling period.  The obligation of BMO CAPITAL MARKETS under the sales agency agreement to sell shares of common stock pursuant to any issuance notice is subject to a number of conditions.

We will pay BMO CAPITAL MARKETS a commission equal to 2.5% of the sales price of all shares of common stock sold through it as agent under the sales agency agreement.  We have also agreed to reimburse BMO CAPITAL MARKETS for its reasonable documented out-of-pocket expenses, including the filing fees and reasonable fees, disbursements and expenses of counsel relating to (i) the qualification of the shares of common stock for offering and sale under state securities laws, (ii) any filings incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of shares of the common stock and (iii) the preparation of any blue sky survey.

In connection with the sale of our shares of common stock as contemplated in this prospectus supplement, BMO CAPITAL MARKETS may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to BMO CAPITAL MARKETS may be deemed to be underwriting commissions or discounts.  We have agreed to indemnify BMO CAPITAL MARKETS against certain civil liabilities, including liabilities under the Securities Act.

Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and BMO CAPITAL MARKETS may agree upon.

The offering of our shares of common stock pursuant to the sales agency agreement will terminate upon the earliest of (1) the sale of all of our shares of common stock subject to the sales agency agreement, (2) the third anniversary of the date of the sales agency agreement and (3) termination of the sales agency agreement by either BMO CAPITAL MARKETS or us.  BMO CAPITAL MARKETS may terminate the sales agency agreement upon one trading day’s notice in certain circumstances, including bankruptcy events relating to us, our failure to maintain the listing of our shares of common stock on the NYSE, the occurrence of an event which has had or would reasonably be expected to have a material adverse effect on us or ten days’ notice of its election to terminate.  We may terminate the sales agency agreement upon thirty days’ notice.

In the ordinary course of business, BMO CAPITAL MARKETS or its affiliates have provided, and may in the future provide, investment banking, commercial banking, corporate trust services and other services for us from time to time for which they have received, and will in the future receive, customary fees and reimbursement of expenses.

LEGAL MATTERS

Shefsky & Froelich Ltd., Chicago, Illinois, has passed upon certain tax matters for us, including those described under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.  Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Venable LLP, Baltimore, Maryland.  BMO CAPITAL MARKETS has been represented by Sidley Austin LLP, New York, New York.

EXPERTS

Our consolidated financial statements and related financial statement schedule as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, which reports are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file current, quarterly and annual reports, proxy statements and other information required by the Exchange Act with the SEC. You may read and copy any of these filed documents at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s internet site at http://www.sec.gov.

We have filed with the SEC a shelf registration statement on Form S-3 (Registration File No. 333-158800) under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement does not include all the information contained or incorporated by reference in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

PROSPECTUS

Inland Real Estate Corporation

Debt Securities, Preferred Stock, Common Stock, Securities Warrants, Depositary Shares

We may offer, from time to time, one or more of the following:

•                                          debt securities;

•                                          warrants to purchase debt securities;

•                                          shares of our preferred stock;

•                                          warrants to purchase shares of our preferred stock;

•                                          shares of our common stock;

•                                          warrants to purchase shares of our common stock; and

•                                          depositary shares.

We collectively refer to the common stock warrants, the debt securities warrants and the preferred stock warrants in this prospectus as the securities warrants. We collectively refer to the debt securities, the preferred stock, the common stock, the securities warrants and the depositary shares in this prospectus as the securities.

We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale.  We will provide the specific terms of these securities in prospectus supplements or free writing prospectuses to this prospectus prepared in connection with each offering. The prospectus supplement or free writing prospectus will also disclose whether the securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in the securities.

We may offer securities through public or private transactions, and in the case of our common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices.  Securities may be sold directly, through agents from time to time or through underwriters or dealers. If any agent or any underwriter is involved in the sale of the securities, the name of the agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.  Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “IRC.”

Investing in our securities involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2009

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying supplement to this prospectus or any free writing prospectus we may provide you in connection with an offering of securities. You must not rely on any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying supplement to this prospectus or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any prospectus supplement to this prospectus or any free writing prospectus is accurate only as of the date of that document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.  The prospectus supplement or a free writing prospectus may also add to, or update, other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under “Incorporation of Certain Documents by Reference.” Whenever we refer herein to “IRC,” the “Company” or “us” or use the terms “we” or “our,” we are referring to Inland Real Estate Corporation, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

RISK FACTORS

Investing in our securities involves various risks. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and the applicable prospectus supplement, including “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended on December 31, 2008.

ABOUT US

We are a Maryland corporation formed on May 12, 1994.  We are a real estate investment trust or “REIT” that through consolidated or unconsolidated entities acquires, owns, operates and develops open-air neighborhood, community, power and lifestyle shopping centers and single-tenant retail properties located primarily in what we believe is the demographically strong upper Midwest markets.

Approximately sixty-five percent of our total retail portfolio (consolidated plus unconsolidated) gross leasable area (“GLA”) is located in the Chicago Metropolitan Statistical Area (“MSA”), with our second largest market concentration being approximately seventeen percent in the Minneapolis-St. Paul MSA.  Tenants at our retail properties primarily provide “everyday” goods and services to consumers, with more than sixty-three percent of total retail portfolio square footage anchored by grocery, drug, and discount stores.  The properties in our portfolio generate cash flows from rents and related revenues.  The primary drivers of our internal income growth are rental rate increases over expiring rates on new and renewal leases and cost savings from operational efficiencies.  As of December 31, 2008, we owned interests in 144 investment properties, including those owned through our unconsolidated joint ventures, comprised of:

•                                          Sixty-five neighborhood retail centers totaling approximately 4,244,000 gross leasable square feet;

•                                          Nineteen community centers totaling approximately 2,940,000 gross leasable square feet;

•                                          Twenty-seven power centers totaling approximately 4,598,000 gross leasable square feet;

•                                          One lifestyle center totaling approximately 540,000 gross leasable square feet; and

•                                          Thirty-two single-user properties totaling approximately 2,185,000 gross leasable square feet.

We have qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes commencing with the tax year ended December 31, 1995.  So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax to the extent we meet the requirements of the tests imposed by the Code.  If we fail to qualify as a REIT in any taxable year, without the benefit of certain statutory relief provisions, we will be subject to federal income tax on our taxable income at regular corporate tax rates.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income, property or net worth and federal income and excise taxes on our undistributed income.

To maintain our qualification as a REIT, we engage in certain activities through Inland Venture Corporation (“IVC”), a wholly-owned taxable REIT subsidiary (“TRS”).  As such, we are subject to federal and state income and franchise taxes on income earned from these activities.

We compete for tenants on the basis of rental rates, property operating expenses and location with similar types of properties located in the vicinity of our investment properties.  In addition, our tenants compete against other forms of retailing such as catalog companies and e-commerce websites that offer similar retail products.  We do not own any real property investments located outside of the United States.  We compete with numerous other properties in attracting tenants.  Additionally, we compete with other REITs and real estate operating companies when seeking to acquire new investment properties.  We assess and measure operating results on an individual property basis.  Since all of our investment properties exhibit highly similar economic characteristics, generally have tenants that offer products catering to the day-to-day living needs of individuals, and offer similar degrees of risk and opportunities for growth, the shopping centers have been aggregated and reported as one operating segment.

Management has implemented external growth initiatives that utilize our financing, acquisition, leasing and property management expertise to drive incremental income growth.  Our external growth initiatives consist of three types of unconsolidated joint venture activities: a joint venture with Inland Real Estate Exchange Corporation (“IREX”) through which we source, acquire and manage properties for 1031 tenant-in-common (“TIC”) buyers; an asset-based joint venture with New York State Teachers Retirement System (“NYSTRS”) through which we source, acquire and manage Midwest retail properties; and develop joint ventures with established developers to build, lease and operate shopping centers primarily within our core Midwest Markets.

Our asset-based venture with NYSTRS is an investment vehicle which enables us to increase our fee income via the acquisition, leasing, and property management services we provide through the venture.  The NYSTRS joint venture was formed in 2004 to acquire up to $400 million of stabilized retail assets in Midwest markets.  As of December 31, 2008, $320 million has been invested in Midwest retail assets.

Our development joint ventures with five independent partners are designed to leverage what we believe are the unique strengths of each development team, while potentially diversifying our risk.  Our development partners have historically identified opportunities, assembled and completed the entitlement process for the land, and gauged national “big box” retailer interest in the location before bringing the project to us for right of first refusal.  We typically contribute financing, leasing, and property management expertise to enhance the productivity of the new developments and are typically entitled to earn a preferred return on our portion of invested capital.  As noted herein, the retail sector is experiencing significant stress resulting in considerable declines in leasing activity and deferral of retailer expansion plans, all of which has impacted our development joint ventures.

Our joint venture with IREX, formed in 2006, leveraged our respective skill sets to access the growth potential of the 1031 TIC and DST market and increase our fee income.  This joint venture agreement expired during 2008 and we are currently in the process of negotiating a new agreement.  In accordance with the expired agreement, we sourced properties and provided financing, acquisition and asset management expertise to the venture, while IREX provided syndication expertise and access to a large broker/dealer network which markets the properties to TIC or DST buyers.  We believe our IREX joint venture enabled us to effectively manage our investment due to the revolving nature of the investment capital.  The capital we deploy for properties sourced for the venture was generally recovered within six months through the sale of TIC or DST interests to 1031 Exchange investors and can be recycled into other investment opportunities.  We believe that the IREX joint venture was a capital-efficient means to generate additional acquisition fee income and a long-term management fee income stream for managing properties for TIC or DST owners.  This fee income has proven to be particularly valuable when market turmoil impacts core portfolio performance.  No further acquisitions for the IREX joint venture will be made until a new joint venture agreement is signed.  Once we have a new agreement, future acquisitions will depend on the timing of pending syndications, as well as our own capital requirements and the overall acquisitions market.

FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus and the documents incorporated by reference within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including those pertaining to anticipated closings of transactions and uses of proceeds and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus and any accompanying prospectus supplement from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which reflect only our management’s analysis. We assume no obligation to update forward-looking statements.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the actual contract or document, each statement being qualified in all respects by that reference.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Fiscal Year Ended December 31,

2004	2005	2006	2007	2008
2.05	2.04	1.80	1.72	1.72

We compute our ratio of earnings to fixed charges by dividing earnings by fixed charges. Earnings for these purposes are equal to the sum of (a)  pre-tax income from continuing operations before adjustments for minority interest in consolidated subsidiaries or income or loss from equity investees, (b)  fixed charges, (c)  amortization of capitalized interest, (d)  distributed income of equity investees, and (e)  pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges less (1)  interest capitalized, (2)  preference security dividend requirements of our consolidated subsidiaries, and (3)  the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. The term “fixed charges” means the sum of (i) interest expensed and capitalized, (ii)  amortized premiums, discounts and capitalized expenses related to indebtedness, (iii)  an estimate of the interest within rental expense, and (iv)  preference security dividend requirements of consolidated subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in any prospectus supplement, the net proceeds from the sale of the securities offered from time to time hereby will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•                                          their title and whether they are senior securities or subordinated securities;

•                                          their initial aggregate principal amount and any limit on their aggregate principal amount;

•                                          the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•                                          the terms, if any, upon which they may be convertible into shares of our common stock or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•                                          if convertible, the portion of the principal amount that is convertible into common stock or preferred stock, or the method by which any portion will be determined;

•                                          if convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible;

•                                          the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•                                          the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•                                          the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•                                          the place or places where the principal of (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•                                          the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•                                          our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•                                          if other than U.S. dollars, the currency or currencies in which they are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

•                                          whether the payments of principal of (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•                                          any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•                                          any provisions for collateral security for their repayment;

•                                          whether they will be issued in certificated or book-entry form;

•                                          whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•                                          the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•                                          whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•                                          any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the applicable prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Restrictions on ownership and transfer of our common stock and preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Restrictions on Transfer, Acquisition and Redemption of Shares.” Investors should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•                                          we are the continuing corporation, or the successor corporation (if other than IRC) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•                                          immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•                                          an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•                                          our failure to pay any installment of interest;

•                                          our failure to pay their principal (or premium, if any) at their maturity;

•                                          our failure to make any required sinking fund payment;

•                                          our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•                                          certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•                                          we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•                                          all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

•                                          payment default; or

•                                          covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

The indenture will likely be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•                                          change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

•                                          reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•                                          change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•                                          impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•                                          reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•                                          modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt securities

The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

Conversion of Debt securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

•                                          whether the debt securities are convertible into shares of our common stock or preferred stock;

•                                          the conversion price (or the manner of calculating the price);

•                                          the conversion period;

•                                          the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•                                          any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.01 par value per share, and 6,000,000 shares of preferred stock, $0.01 par value per share.  As of February 27, 2009, we had no shares of preferred stock issued and outstanding and 66,684,540 shares of common stock issued and outstanding.  With respect to payment of dividends and amounts due upon liquidation, dissolution, or winding up, the preferred stock will rank senior to our common stock. Our common stock is listed on the NYSE under the symbol “IRC.” Registrar and Transfer Company is the transfer agent and registrar of our common stock.

Common Stock

Voting Rights. Each share of common stock has the same rights and is identical in all respects with every other share of common stock. Each share of common stock entitles the holder to one vote per share on each matter submitted to a vote of the stockholders except (1)  to the extent voting rights may be limited as discussed in “Restrictions on Transfer, Acquisition and Redemption of Shares” and (2)  that, with respect to shares of common stock owned by members of our board of directors or an “Affiliate” (as that term is defined in our Charter, as amended (“Charter”)), neither the members of our board of directors, nor any Affiliate, can vote or consent on matters submitted to the stockholders regarding the removal of any member of our board of directors or any Affiliate or any transaction between us and any member of the board of directors or any Affiliate. With respect to the preceding clause (2)  only shares of common stock held by any member of our board of directors or any Affiliate will not be included in determining the number of outstanding shares of common stock entitled to vote on the matters described in that clause. Stockholders are entitled to vote by written or electronic or telephonic proxies and do not have cumulative voting rights.

Distributions. We currently pay distributions to our stockholders on a monthly basis in an amount determined by our board of directors out of funds legally available therefor. If we issue any preferred stock, the preferred stockholders may have priority over the common stockholders with respect to receiving distributions. Notwithstanding the foregoing, holders of shares of “Excess Stock” (as that term is defined in “Restrictions on Transfer, Acquisition and Redemption of Shares” below) are not entitled to receive distributions paid by us.

Liquidation. If we liquidate or dissolve, each issued and outstanding share of common stock would be entitled to participate, pro rata, in any assets remaining after paying, or providing for payment of, all of our known debts and liabilities. If any preferred stock is issued, the preferred stockholders may have priority over the common stockholders to any assets distributed in a liquidation or dissolution. Notwithstanding the foregoing, holders of shares of Excess Stock are not entitled to receive liquidating distributions.

Restrictions on Acquisition of the Common Stock. See “Restrictions on Transfer, Acquisition and Redemption of Shares” and “Certain Provisions of the MGCL, Our Charter and Our Bylaws” below for discussions of the restrictions and other limitations on the acquisition of shares of common stock.

Other Characteristics. Holders of the common stock do not have preemptive rights to purchase or subscribe for any additional shares of common stock or any other security that may be issued by us. Shares of common stock generally are not subject to calls for redemption. Shares of Excess Stock will, however, be deemed to have been offered for sale to us, or our designee, in accordance with the terms of the Charter. See “Restrictions on Transfer, Acquisition and Redemption of Shares” below.

Issuance of Additional Shares. Our board of directors is authorized to issue additional shares of common stock or securities convertible into common stock and to classify or reclassify, as the case may be, any unissued shares of common stock without prior stockholder approval subject to complying with the rules of the NYSE.

Preferred Stock

General.  We have not issued any of the authorized shares of preferred stock. Under our Charter, the board of directors is authorized, subject to certain limitations prescribed by reference to Maryland General Corporation Law (the “MGCL”) and the New York Stock Exchange rules, without further stockholder approval, from time to time to issue up to an aggregate of 6,000,000 shares of preferred stock. The preferred stock may be issued in one or more series. Subject to the provisions of our Charter regarding ownership of shares of capital stock in excess of the aggregate stock ownership limits, each series may have different preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption that may be established by our board of directors without approval from the stockholders. Unless provided in a supplement to this prospectus, the shares of preferred stock to be issued will have no preemptive rights. Reference is made to any supplement to this prospectus relating to the preferred stock offered thereby for specific items, including:

•                                          the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•                                          the title and stated value of the preferred stock;

•                                          dividend rights, rates, periods, payment dates, and methods of calculating the dividends applicable to the preferred stock;

•                                          the date from which distributions on the preferred stock will accumulate, if applicable;

•                                          conversion rights;

•                                          voting rights;

•                                          rights and preferences on liquidation;

•                                          redemption terms;

•                                          the procedures for any auction and remarketing, if any;

•                                          sinking fund provisions;

•                                          any listing of the preferred stock;

•                                          federal income tax considerations applicable to the preferred stock;

•                                          the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•                                          any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•                                          any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank. Unless otherwise indicated in the applicable supplement to this prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•                                          senior to all classes or series of common stock, and to all equity securities issued by us, the terms of which specifically provide that the equity securities rank junior to the preferred stock; and

•                                          on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities rank on a parity with the preferred stock.

Distributions. Subject to any preferential rights of any outstanding stock or series of stock and to the provisions of our Charter regarding ownership of shares of capital stock in excess of the aggregate ownership limits, preferred stockholders, if any, will be entitled to receive distributions, when and as authorized by our board of directors and declared by us, out of legally available funds, and will share in these distributions pro rata with other outstanding parity equity securities, if any.

Voting Rights. Unless otherwise indicated in the applicable supplement to this prospectus, holders of preferred stock will not have voting rights.

Liquidation Preference. Upon the liquidation, dissolution or winding up of our affairs, before any distribution or payment is made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock, the holders of each series of preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which will not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution provision). After paying the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

Conversion Rights. The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. Such terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Redemption. If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our or the holders’ option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

Registrar and Transfer Agent. The registrar and transfer agent for our preferred stock will be set forth in the applicable supplement to this prospectus.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders. The board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

Certain Provisions of the MGCL, our Charter and our Bylaws

The following summary of certain provisions of the MGCL, our Charter and our Amended and Restated Bylaws (“bylaws”) does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable MGCL provisions, our Charter and our bylaws.

As a Maryland corporation, we are subject to certain restrictions concerning certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” or an affiliate of an interested stockholder. Interested stockholders are persons (1) who beneficially own ten percent or more of the voting power of our outstanding voting stock, or (2) who are Affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of ten percent or more of the voting power of our outstanding stock. A person is not an interested stockholder if the board of directors approved in advance, the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may condition its approval by making it subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, business combinations must be recommended by our board of directors and approved by the affirmative vote of at least (1)  80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single voting group, and (2)  two-thirds of the votes entitled to be cast by holders of the outstanding voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s stockholders receive a minimum price for their shares and the consideration is received in cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

The MGCL also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or by employees who are directors of the corporation. “Control shares” are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third,

•                                          one-third or more but less than a majority, or

•                                          a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control shares.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the Charter or bylaws of the corporation. Our Charter states that the control share acquisition statute will not apply to any acquisition of shares of stock by any existing holder. Our Charter defines an “existing holder” as (1)  a person who is, or would be, upon the exchange of any security of the Company, the beneficial owner of our capital stock in excess of the Ownership Limit, as defined below in “Restrictions on Transfer, Acquisition and Redemption of Shares,” so long as, but only so long as, the person beneficially owns, or would beneficially own, upon the exchange of any security of the Company, capital stock in excess of the Ownership Limit and (2)  any person to whom an existing holder transfers, subject to the limitations provided by our Charter, beneficial ownership of capital stock causing the transferee to beneficially own capital stock in excess of the Ownership Limit.

Under the MGCL, a Maryland corporation that has a class of equity securities registered under the Exchange Act and that has at least three directors who (1)  are not officers or employees of the corporation, (2)  are not acquiring persons, (3)  are not directors, officers, affiliates or associates of any acquiring person or (4)  are not nominated or designated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors, notwithstanding any contrary charter or bylaw provision, to be subject to certain provisions of the MGCL that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation’s stockholders. We have not made the election to be governed by these provisions of the MGCL. However, our Charter and our bylaws permit our board of directors to determine the number of directors subject to a minimum and maximum number, among other provisions.

Certain Anti-Takeover Provisions in our Charter and our Bylaws

The following discussion is a general summary of certain provisions of our Charter and our bylaws that may be deemed to have an “anti-takeover” effect. The description of these provisions is necessarily general and reference should be made in each case to the Charter and bylaws.

Availability of Preferred Stock. Our Charter authorizes the issuance of up to 6,000,000 shares of preferred stock, which may be issued with rights and preferences that could impede an acquisition. This preferred stock, none of which has yet been issued by us, together with authorized but unissued shares of our common stock, could also represent additional capital stock required to be purchased by an acquirer.

Advance Notice Requirement for Nominations. With respect to an annual meeting of stockholders, our bylaws require that nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1)  pursuant to the notice of the meeting, (2)  by or at the direction of our board of directors or (3)  by any stockholder who is a stockholder of record at the time of giving the notice required by our bylaws, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws. These advance notice procedures generally require stockholders to submit written notice, in the form set forth in our bylaws, to our corporate secretary at our principal executive offices not less than forty-five days before the anniversary of the date on which we first mailed the notice of meeting for the prior year’s annual meeting.  With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of persons for election to our board of directors at a special meeting may be made only (1) pursuant to the notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record at the time of giving the notice required by our bylaws, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

Board of Directors. Pursuant to our Charter, we must have at least three but not more than nine directors, a majority of which must be “independent directors.” Generally speaking, an “independent director” means a director who performs no other services for us and has no other relationship with us, except as a director. At least one of our independent directors must have had at least three years of relevant real estate experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us.

Amendment of Bylaws. Our bylaws may be altered, amended or repealed in a manner not inconsistent with the Charter or the MGCL at any properly constituted meeting of our board of directors by a majority vote of the directors present at the meeting except for matters requiring a greater vote; provided that any bylaw adopted by the stockholders may not be altered, amended or repealed without a stockholder vote.

Amendment of the Charter; Extraordinary Actions. We reserve the right from time to time to amend our Charter; provided that the concurrence of a majority of the outstanding shares of common stock must be obtained for the board to (1) amend the Charter, except for amendments to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits, including amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, (2) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution, (3) cause a merger or other reorganization of the Company or (4) dissolve or liquidate the Company, other than before the initial investment in a property by us. For purposes of the preceding clause (2), a sale of all or substantially all of our assets means the sale of two-thirds or more of our assets based on the total number of properties or the current fair market value of those assets.

Conversion Transactions and Roll-Ups. Our Charter requires that certain exchange offers, mergers, consolidations or similar transactions involving us in which the holders of shares of common stock receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management be approved by all of our independent directors and by the holders of two-thirds of the shares of common stock, except for any transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the holders of common stock. Standards such as “substantially longer life,” “materially different investment objectives and policies” or “provides significantly greater compensation to management” are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by our board of directors, a majority of whom are independent.

In connection with a proposed “Roll-Up” (as that term is defined below and in the Charter), an appraisal of all of our assets must be obtained from an “Independent Expert” (as that term is defined in the Charter). The appraisal must be included in a prospectus used to offer the securities of a “Roll-Up Entity” (as that term is defined in the Charter) and filed with the SEC as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violating Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets must be appraised in a consistent manner and the appraisal must be based on an evaluation of all relevant information indicating the value of our assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal must assume an orderly liquidation of our assets over a twelve-month period. The terms of the engagement of the Independent Expert must clearly state that the engagement is for our benefit and our holders of common stock. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to our stockholders in connection with a proposed Roll-Up. A “Roll-Up” is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of us and the issuance of securities of a Roll-Up Entity. A Roll-Up does not include (1) a transaction involving any of our securities that have been listed on a national securities exchange for at least twelve months or (2) a transaction involving the conversion by us to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a)  voting rights of holders of common stock; (b)  our term and existence; or (c)  our investment objectives.

Notwithstanding the foregoing, we may not participate in any proposed Roll-Up which would:

•                                          result in the holders of common stock having rights to meetings less frequently or which are more restrictive than those provided in the Charter;

•                                          result in the holders of common stock having voting rights that are less than those provided in the Charter;

•                                          result in the holders of common stock having greater liability than as provided in the Charter;

•                                          result in the holders of common stock having rights to receive reports that are less than those provided in the Charter;

•                                          result in the holders of common stock having access to records that are more limited than those provided in the Charter;

•                                          include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

•                                          limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the shares held by that investor;

•                                          result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Charter; or

•                                          place any of the costs of the transaction on us if the Roll-Up is not approved by the stockholders.

We may participate in a proposed Roll-Up if the holders of common stock would have rights, and be subject to restrictions, comparable to those contained in the Charter, with the prior approval of the holders of a majority of the outstanding shares of common stock.

Stockholders who vote “no” on a proposed Roll-Up must have the choice of (1)  accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up or (2)  one of either: (a)  remaining as our stockholders and preserving their interests therein on the same terms and conditions as previously existed; or (b)  receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

The foregoing provisions in the Charter and bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interests.

Restrictions on Transfer, Acquisition and Redemption of Shares of Capital Stock

The following discussion is a general summary of certain provisions of our Charter that restrict the transfer and acquisition of our capital stock. The description of these provisions is necessarily general and reference should be made in each case to our Charter.

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year) or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because our board of directors believes it is essential for us to continue qualifying as a REIT and for other purposes, our Charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the “Ownership Limit”) of the number or value of any class of our issued and outstanding stock, unless approved by the board. Our board of directors, upon receipt of a ruling from the Internal Revenue Service (“IRS”), an opinion of counsel or other evidence satisfactory to our board of directors and upon other conditions as our board of directors may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give us written notice of the proposed transfer no later than fifteen days prior to any transfer which, if effected, would result in the intended transferee owning shares in excess of the Ownership Limit. Our board of directors may require any opinions of counsel, affidavits, undertakings or agreements it deems necessary or advisable to determine or ensure our status as a REIT. Any transfer of shares that would:

•                                          create a direct or indirect ownership of shares of our capital stock in excess of the Ownership Limit;

•                                          result in our shares of capital stock being owned by fewer than 100 persons; or

•                                          result in us being “closely-held” within the meaning of Code Section  856(h), or otherwise failing to qualify as a REIT,

will be null and void, and the intended transferee will acquire no right to these shares. Notwithstanding the foregoing, any purported transfer of shares that would result in a person owning shares of capital stock in excess of the Ownership Limit or cause us to become “closely-held” under Code Section  856(h) that is not otherwise permitted as provided above will constitute excess stock (“Excess Stock”). Shares of Excess Stock will be deemed to have been offered for sale to us. We have the right to accept the offer for a period of 90 days after the later of (a) the date of transfer which resulted in the Excess Stock, and (b) the date our board of directors determines, in good faith, that a transfer resulting in Excess Stock has occurred if we do not receive a notice of the transfer pursuant to the terms of our Charter. These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of capital stock might receive a premium for their shares over the then prevailing market price or a price which these holders might believe to be otherwise in their best interest.

DESCRIPTION OF SECURITIES WARRANTS

The following describes the securities warrants we may issue and outlines some of the general terms and provisions that each of the warrant agreement, the warrants and the warrant certificates are likely to contain. The description is not complete and is qualified entirely by reference to the relevant prospectus supplement describing the terms of any securities warrants we actually propose to issue.  The terms may differ materially from the description of terms below.

General

We may issue warrants to purchase debt securities, preferred stock or common stock. These warrants may be issued independently or together with debt securities, preferred stock or common stock.  The warrants may be attached to, or separate from, the other securities.

Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the relevant prospectus supplement.  The warrant agent will act solely as our agent in connection with the securities warrant certificates relating to the securities warrants and will not assume any obligation or relationship of agency or trust for, or with, any holders of securities warrant certificates or beneficial owners of securities warrants.

The relevant prospectus supplement relating to a series of warrants will disclose the name and address of the warrant agent, describe the terms of the warrant agreement and the series of warrants including:

•                                          the offering price;

•                                          the currency for which the warrants may be purchased;

•                                          the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

•                                          the date which the warrants and the related securities will be separately transferable;

•                                          in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase preferred stock, or common stock, the number of shares of preferred stock, or common stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•                                          the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•                                          whether the warrants or related securities will be listed on any securities exchange;

•                                          the terms of the securities issuable upon exercise of those warrants;

•                                          whether the warrants will be issued in global or certificated form; and

•                                          any other terms of the warrants.

Prior to exercise, warrantholders will not have any rights as holders of the securities issuable on exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock or common stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the relevant prospectus supplement at the exercise price mentioned in, or calculated as described in, the relevant prospectus supplement. Unless otherwise specified in the relevant prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After 5:00 p.m., New York time, on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described under “Description of Debt Securities—Global Securities,” by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the relevant prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the relevant prospectus supplement. Upon receipt of payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement, we will, in the time period the relevant warrant agreement provides, deliver the securities issuable upon exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants unless the unexercised warrants have become void.

Antidilution Provisions

In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

•                                          the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•                                          the issuance of rights, warrants or options to all common stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•                                          any distribution to our common stockholders of evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•                                          any other events mentioned in the relevant prospectus supplement.

No adjustment in the number of shares of common stock purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•                                          curing any ambiguity or any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•                                          evidencing the succession of another corporation to IRC and its assumption of our covenants contained in the warrant agreement and the warrants;

•                                          appointing a successor depositary, if the warrants are issued in the form of global securities;

•                                          evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•                                          adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•                                          amending the warrant agreement and the warrants as we deem necessary or desirable, provided that the amendment will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights; provided that the consent of such warrant holder will be required for any amendment that:

•                                          changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•                                          shortens the time period during which the warrants may be exercised;

•                                          otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•                                          reduces the number of unexercised warrants.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation, provided that:

•                                          either we must be the continuing corporation, or the corporation other than IRC formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under U.S. or state law and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•                                          we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or the consent of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to us and them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. The warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person or entity entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See “Description of Debt Securities—Global Securities.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information.”

Dividends and Other Distributions

The preferred stock depositary will distribute all dividends (cash or otherwise) received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

If we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we must have paid the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

If we liquidate, dissolve or wind up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares will not be convertible directly into our common stock or any other of our securities or property, except in connection with exchanges to preserve our status as a REIT. Holders of depositary receipts evidencing convertible preferred stock may surrender the depositary receipts to the depositary with instructions directing us to convert the class or series of preferred stock represented by the related depositary shares into whole shares of common stock, other shares of a class or series of preferred stock or other securities if specified in the prospectus supplement relating to the offering of the depositary shares. Upon receipt of these instructions, and payment of any applicable fees, we will convert or exchange the preferred stock using the same procedures we use for delivery of preferred stock. If a holder is converting only part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted. We will not issue any fractional shares of our common stock upon conversion, and if a conversion would result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment may impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective will be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

•                  termination is necessary to preserve our status as a REIT, or

•                  a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

In addition, the deposit agreement will automatically terminate if:

•                  all outstanding depositary shares issued thereunder have been redeemed,

•                  there has been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock, or

•                  each share of preferred stock subject to that deposit agreement has been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses the preferred stock depositary incurs while performing its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within sixty days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary will receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on those claims, requests or instructions received from us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Pursuant to regulations governing practice before the Internal Revenue Service (the “IRS”), unless expressly stated otherwise, any tax advice contained herein or in any attachment hereto cannot be used, and is not intended to be used, by a taxpayer for (1) the purpose of avoiding tax penalties that may be imposed on the taxpayer under the Internal Revenue Code or (2) the promotion or marketing of any tax-related matter or program.

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the ownership and disposition of shares of our common stock.  This summary is for general information only and is not tax advice.

This information is based on:

•                                          the Internal Revenue Code of 1986, as amended (the “Code”);

•                                          current, temporary and proposed Treasury Regulations promulgated under the Code;

•                                          the legislative history of the Code;

•                                          current administrative interpretations and practices of the IRS; and

•                                          court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices or court decisions may adversely affect the tax considerations contained in this discussion. Any change of this type could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax considerations.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•                                          the acquisition, ownership and sale or other disposition of our common stock, including the federal, state, local, foreign and other tax consequences;

•                                          our election to be taxed as a REIT for federal income tax purposes; and

•                                          potential changes in the tax laws.

In the event that we elect to offer debt securities, preferred stock or warrants, the prospectus supplement relating to those securities may contain a discussion of U.S. federal income tax considerations relevant to holders of those securities.

Taxation of the Company

General.   We were formed on May 12, 1994 and elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with the tax year ended December 31, 1995. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with the tax year ended December 31, 1995. We currently intend to continue to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Given the complex nature of the REIT qualification requirements, the importance of ongoing factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See the section below entitled “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and related administrative and judicial interpretations thereof.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that typically results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate-level. Double taxation generally means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. For tax years through 2010, stockholders who are individual United States stockholders are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual United States stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. As long as we qualify as a REIT we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders; however, we will be required to pay federal income tax as follows:

•                                          First, we will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains. For this purpose, REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•                                          Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under certain circumstances.

•                                          Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•                                          Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•                                          Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•                                          Sixth, if we fail to satisfy any of the REIT asset tests discussed below (other than a de minimis failure of the 5% or 10% asset tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test.

•                                          Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each failure.

•                                          Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•                                          Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the applicable recognition period (generally the ten-year period beginning on the date the asset first became held by an entity other than a C corporation, including us, another REIT or an S corporation), then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the beginning of the applicable recognition period. The results described in this paragraph with respect to the recognition gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date the acquisition occurred.

•                                          Tenth, we will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. See “—Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

•                                          Eleventh, if we elect to retain the proceeds from the sale of assets that result in net capital gain, we will be required to pay tax at regular corporate tax rates on the capital gain; each stockholder will be required to include the stockholder’s proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder’s income, and each of our stockholders will receive a credit or refund for the stockholder’s proportionate share of the tax we paid.

•                                          Twelfth, we may be required to pay penalties under certain circumstances, including if we fail to meet certain record keeping requirements.

Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:

(1)           that is managed by one or more trustees or directors;

(2)           that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)           that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)           that is not a financial institution or an insurance company within the meaning of the Code;

(5)           that is beneficially owned by 100 or more persons;

(6)           not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Code to include certain specified entities, during the last half of each taxable year;

(7)           that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(8)           that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), specified tax-exempt entities generally are treated as individuals; other entities, including pension funds, are subject to “look-through” attribution rules to determine the individuals who constructively own the stock held by the entity.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our Charter provides for restrictions regarding ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described under the heading “Restriction on Transfer, Acquisition and Redemption of Shares.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the following sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies.   We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies below in “—Tax Aspects of the Partnerships and Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of the action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In this case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries.   We may from time to time own and operate certain properties through wholly-owned corporate subsidiaries (including an entity which is treated as an association taxable as a corporation for federal income tax purposes) that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described herein, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are disregarded, and all assets, liabilities and items of income, deduction and credit of these corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of the issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.   A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the securities of the corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, except in certain limited circumstances permitted by the Code. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. We currently own interests in a taxable REIT subsidiary, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “—Asset Tests.”

Unlike a qualified REIT subsidiary, the income and assets of a taxable REIT subsidiary are not attributed to us for purposes of the conditions that we must satisfy to maintain our REIT status. Accordingly, the separate existence of a taxable REIT subsidiary is not ignored for federal income tax purposes. Rather, for REIT asset and income testing purposes, we take into account our interest in a taxable REIT subsidiary’s securities and the income and gain we derive therefrom. A taxable REIT subsidiary or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. A taxable REIT subsidiary may engage in activities or hold assets that would not be permitted to be performed or held directly by us or a partnership in which we are a partner without affecting REIT compliance, such as providing certain services to tenants or others (other than in connection with the operation or management of a lodging or healthcare facility). However, certain restrictions will be imposed on our ability to own, and our dealings with, taxable REIT subsidiaries. These restrictions are intended to ensure that taxable REIT subsidiaries comprise a limited amount of our business (the securities of our taxable REIT subsidiaries cannot comprise more than 25% of the value of our total assets) and that taxable REIT subsidiaries remain subject to an appropriate level of federal income taxation.  These restrictions are discussed in detail under see “—Income Tests,” “—Penalty Tax,” and “—Asset Tests” below.

Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, from certain investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities not held for sale to customers, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term “interest” to the extent the amount is attributable to qualified rents received by a debtor if the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•                                          The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales.

•                                          We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if the modification increases the rents due under the lease.  Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and the modification results in an increase in the rents payable by the taxable REIT subsidiary, any increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of the taxable REIT subsidiary. In addition, rents paid by a taxable REIT subsidiary to its parent REIT will qualify as “rents from real property” in connection with a lease of a qualified lodging facility or a qualified healthcare property if an eligible independent contractor operates the facility or property.

•                                          Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as “rents from real property”.

•                                          We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue or a taxable REIT subsidiary. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a taxable REIT subsidiary, which may be wholly or partially owned by us, or an independent contractor, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction entered into on or prior to July 30, 2008, will be nonqualifying income for purposes of the 75% gross income test. Except to the extent provided by Treasury Regulations, however, income from a hedging transaction, including gain from the sale or disposition of a transaction, entered into prior to January 1, 2005, will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from a hedging transaction entered into on or after January 1,

2005, and not after July 30, 2008, that is clearly identified as specified in the Code and that hedges indebtedness incurred by us to acquire or carry real estate will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test.  Income from a hedging transaction entered into after July 30, 2008, that is clearly identified as specified in the Code and that either (i) hedges indebtedness incurred or to be incurred by us to acquire or carry real estate or (ii) manages risk of currency fluctuations with respect to any item of income that would qualify under the 75% gross income test or the 95% gross income test, in each case, will not constitute gross income for purposes of the 75% gross income test and the 95% gross income test, and therefore will be exempt from these tests. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us or to manage risk of currency rate fluctuations with respect to our income or gain. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•                                          following our identification of the failure to meet the 75% gross income test or the 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% gross income test or the 95% gross income test for the taxable year in accordance with Treasury Regulations to be issued; and

•                                          our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income.   Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business (but excluding foreclosure property), including our share of any gain realized by partnerships, limited liability companies that are treated as partnerships for income tax purposes, or qualified REIT subsidiaries in which we own an interest will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Code includes a safe-harbor provision that treats a sale as not constituting a prohibited transaction, the income from which would be subject to the 100% penalty tax, if the following requirements are met:

•                                          the property sold is a real estate asset for purposes of the 75% asset test;

•                                          the REIT has held the property for at least two years;

•                                          aggregate expenditures made by the REIT during the two-year period preceding the date of the sale that are includible in the basis of the property do not exceed 30% of the net selling price of the property;

•                                          either (i) the REIT does not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted bases of the properties sold by the REIT during the taxable year do not exceed 10% of the aggregate bases of all of the assets of the REIT as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by the REIT during the taxable year do not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year;

•                                          with respect to property that constitutes land or improvements (excluding foreclosure property and lease terminations), the property has been held for not less than two years for the production of rental income; and

•                                          if the REIT has made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT does not derive or receive any income.

We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax.   Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services are at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our proportionate share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering by us or a public debt offering by us with a term of at least five years, but only for the one-year period beginning on the date that we receive the proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test.

Third, except for securities included in the 75% asset test and investments in our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain “straight debt” securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company (rather than solely our interest in the capital of the partnership or limited liability company), excluding for this purposes certain securities described in the Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

We own stock of a corporation which has elected, together with us, to be treated as a taxable REIT subsidiary. We may have additional taxable REIT subsidiaries in the future. So long as these corporations qualify as taxable REIT subsidiaries, we will not be subject to the 5%

asset test, the 10% voting limitation or the 10% value limitation with respect to our ownership of their securities. We or one or more of our taxable REIT subsidiaries may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any issuer has complied with the 5% value limitation, the 10% voting limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value. We also own, and may continue to make, loans which must qualify under the “straight debt safe harbor” in order to satisfy the 10% value limitation described above. We believe that all existing loans have qualified under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the IRS would not take a contrary position.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of the issuer (including as a result of increasing our interest in a partnership or limited liability company which owns the securities), or acquire other assets. For example, our indirect ownership of securities of an issuer through a partnership or limited liability company may increase as a result of our capital contributions to the partnership or limited liability company. After initially meeting the asset tests at the close of any quarter as a REIT, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take any actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy these tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy these tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we would cease to qualify as a REIT.

Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•                                          90% of our “REIT taxable income”; and

•                                          90% of our after-tax net income, if any, from foreclosure property;

•                                          minus the excess of the sum of certain items of non-cash income items over 5% of our “REIT taxable income,” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the applicable recognition period following our acquisition of the asset (generally the ten-year period beginning on the date the asset first became held by an entity other than a C corporation, including us, another REIT or an S corporation), we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset on the date we acquired the asset over (2) our adjusted basis in the asset on the date we acquired the asset.

In general, we must pay these distributions in the taxable year to which they relate or in the following taxable year if they are declared before we timely file our tax return for the year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. However, dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary or capital gain (as applicable) corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

Our REIT taxable income might be less than our cash flow as a result of depreciation and other non-cash charges included in computing REIT taxable income. In that event, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we might not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in October, November, or December of the calendar year, by the end of January immediately following that year) are less than the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this tax.

Like Kind Exchanges.   We may dispose of properties in transactions intended to qualify as like-kind exchanges under Section 1031 of the Code. Like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, stockholders taxed as individuals currently would be taxed on these dividends at long-term capital gain rates for tax years through 2010 and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships and Limited Liability Companies

General.   We own, directly or indirectly, interests in various partnerships and limited liability companies which we expect to be treated as partnerships (or disregarded entities) for federal income tax purposes. We may own additional partnerships and limited liability companies in the future. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of these entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items, based on the partnership agreement, for purposes of computing our REIT taxable income. For purposes of applying the REIT income and asset tests, we include our proportionate share of the income generated by and the assets held by the partnerships and limited liability companies in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies, based on our capital interests in these entities, subject to special rules relating to the 10% REIT asset test described above. See “—Taxation of the Company.”

Our ownership of interests in partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests or the REIT income tests (see “—Taxation of the Company—Asset Tests” and “—Taxation of the Company—Income Tests”). This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations provide that a domestic business entity not otherwise organized as a corporation (an “eligible entity”) may be taxed as a partnership or disregarded entity for federal income tax purposes. Unless it elects to be taxable as a corporation, an eligible entity will be classified as a partnership or disregarded entity for federal income tax purposes (subject to special rules applicable to partnerships or limited liability companies classified as publicly traded partnerships). All of the partnerships and limited liability companies in which we own an interest do not intend to elect to be taxable as a corporation and intend to claim classification as partnerships or disregarded entities under these Treasury Regulations (and not as publicly traded partnerships).  As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes (and not as publicly traded partnerships).

Allocations of Income, Gain, Loss and Deduction.   A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as applicable. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to the item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. These allocations could cause us to be allocated (1) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) taxable gain in the event of a sale of the contributed properties in excess of the economic or book income allocated to us as a result of the sale, with a corresponding benefit to the contributing partners or members. As a result, these allocations could make it more difficult for us to satisfy the REIT distribution requirements.

Taxation of Holders of Our Common Stock

The following summary describes the principal U.S. federal income tax consequences to United States holders of owning and disposing of our common stock. This summary deals only with our common stock held as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending upon your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances.

Taxation of Taxable United States Stockholders Generally

Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends, and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable United States holders as ordinary income. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States holders that are corporations.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a United States holder. This treatment will reduce the United States holder’s adjusted tax basis in the United States holder’s shares of our common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States holder’s adjusted tax basis in the holder’s shares will be taxable as capital gain. The gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. United States holders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will be taxable to our taxable United States holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that the gain does not exceed our actual net capital gain for the taxable year. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently are taxable to non-corporate United States holders at a 15% or 25% rate. If we fail to designate the applicable bracket, all capital gain dividends are taxable to non-corporate United States holders at the 25% rate. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a United States holder generally would:

•                                          include the holder’s pro rata share of our undistributed net capital gains in computing the holder’s long-term capital gains in the holder’s return for the holder’s taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•                                          be deemed to have paid the holder’s proportionate share of capital gains tax imposed on us on the designated amounts included in the holder’s long-term capital gains;

•                                          receive a credit or refund for the amount of tax deemed paid by the holder;

•                                          increase the adjusted basis of the holder’s common stock by the difference between the amount of includable gains and the tax deemed to have been paid by the holder; and

•                                          in the case of a United States holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Qualified Dividend Income

A portion of distributions out of our current or accumulated earnings and profits may constitute “qualified dividend income” to the extent that such amount is attributable to amounts described below, and we properly designate it as “qualified dividend income.” The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•                                          the qualified dividend income received by us during such taxable year from regular corporations (including our taxable REIT subsidiary);

•                                          the excess of any undistributed REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

•                                          the excess of any income recognized during the immediately preceding year attributable to the sale of a property acquired from a corporation which was a C corporation in a transaction in which our basis in the asset was determined by reference to the basis of the asset in the hands of that C corporation as discussed above over the federal income tax paid by us with respect to such built-in gain.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange by a United States holder of our shares will not be treated as passive activity income. As a result, United States holders generally will not be able to apply any “passive losses” against this income or gain. A United States holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in this case, the stockholder will be taxed at ordinary income rates on the amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock.   If a United States holder sells or disposes of shares of our common stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the common stock for more than one year. If, however, a United States holder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the United States holder received distributions from us which were required to be treated as long-term capital gains.

Backup Withholding and Information Reporting

We report to our United States holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-United States Stockholders.”

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% for tax years through 2010 (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally has been reduced to 15% provided that the stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). The currently applicable provisions of the U.S. federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our common stock generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our common stock will constitute unrelated business taxable income unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if the REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our Charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock is publicly traded, we cannot guarantee that this treatment will always be the case.

Taxation of Non-United States Stockholders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common stock by non-United States holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of the rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-United States holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-United States holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our common stock, including any reporting requirements.

Distributions Generally.   Distributions to a non-United States holder that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. The distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to United States holders are subject to tax, and are generally not subject to withholding. Any dividends received by a non-United States holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty.

We expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States holder unless:

•                                          a lower treaty rate applies and the non-United States holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•                                          the non-United States holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States holder to the extent that distributions do not exceed the non-United States holder’s adjusted tax basis in our common stock, but rather will reduce the adjusted tax basis of the holder’s common stock. To the extent that these distributions exceed a non-United States holder’s adjusted tax basis in our common stock, the distributions will give rise to gain from the sale or exchange of the stock. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, a portion of amounts withheld generally should be refundable if the amount is determined subsequently to be a distribution that was, in fact, in excess of the REIT’s current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-United States holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United

States real property interest, generally should not be subject to U.S. federal income taxation, unless:

(1)                                  the investment in our common stock is treated as effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder will be subject to the same treatment as United States holders with respect to the gain, except that a non-United States holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2)                                  the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to FIRPTA (The Foreign Investment in Real Property Tax Act of 1980), distributions to a non-United States holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States holder to be treated as recognizing gain as income effectively connected with a United States trade or business. Non-United States holders generally would be taxed at the same rates applicable to United States holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% of any distribution to a non-United States holder that is designated as a capital gain dividend, or, if greater, 35% of a distribution to the non-United States holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-United States holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States stockholder did not own more than 5% of the class of stock at any time during the one-year period ending on the date of the distribution. Instead, these distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-United States holder would be able to offset as a credit against its U.S. federal income tax liability resulting from their proportionate share of the tax we pay on retained capital gains, and to receive from the IRS a refund to the extent their proportionate share of the tax paid by us exceeds their actual U.S. federal income tax liability.

Sale of Our Common Stock.   Gain recognized by a non-United States holder upon the sale or exchange of our common stock generally will not be subject to United States taxation unless the stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our common stock will not constitute a “United States real property interest” so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States holders. We believe, but cannot guarantee, that we have been and are a “domestically controlled qualified investment entity.” Even if we have been and currently are a “domestically controlled qualified investment entity,” because our capital stock is publicly traded, no assurance can be given we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or exchange of our common stock not otherwise subject to FIRPTA will be taxable to a non-United States holder if either (1) the investment in our common stock is treated as effectively connected with the non-United States holder’s United States trade or business or (2) the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a “domestically controlled qualified investment entity,” upon disposition of our common stock (subject to the 5% exception applicable to “regularly traded” stock described below), a non-United States holder may be treated as having gain from the sale or exchange of United States real property interest if the non-United States holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after the ex-dividend date.

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-United States holder sells or exchanges our common stock, gain arising from a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if:

(1)                                  our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and

(2)                                  the non-United States holder owned, actually and constructively, 5% or less of our common stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock is subject to taxation under FIRPTA, the non-United States holder will be subject to regular U.S. federal income tax with respect to the gain in the same manner as a taxable United States holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the common stock will be required to withhold and remit to the IRS 10% of the purchase price.

Backup Withholding Tax and Information Reporting.  Generally, we must report annually to the IRS the amount of dividends paid to a non-United States holder, the holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-United States holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-United States holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-United States holder may be subject to information reporting and backup withholding unless the holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-United States holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in our common stock.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•                                          through one or more underwriters or dealers in a public offering and sale by them;

•                                          directly to investors; or

•                                          through agents.

We may sell the securities from time to time:

•                                          in one or more transactions at a fixed price or prices, which may be changed from time to time;

•                                          through a rights offering, forward contracts or similar arrangements;

•                                          at market prices prevailing at the times of sale, including but not limited to “at the market offerings” of our common stock on or off the New York Stock Exchange;

•                                          at prices related to such prevailing market prices; or

•                                          at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities being distributed if they purchase any of the securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except:

•                                          the purchase of the offered securities must not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•                                          if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for securities under the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities under the contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any underwriter, dealer or agent and describe any compensation received by them from us. In no event will the aggregate discounts, concessions and commissions to any underwriters, dealers or agents exceed eight percent of the gross proceeds. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Shares of our common stock are listed on the New York Stock Exchange. Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the New York Stock Exchange. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Venable LLP.  Shefsky & Froelich has passed upon certain tax matters for the Company, including those described under “U.S. Federal Income Tax Considerations” in this prospectus.  Venable LLP will pass upon certain matters of Maryland law.  Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements and the related financial statement schedule of Inland Real Estate Corporation as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file current, quarterly and annual reports, proxy statements and other information required by the Exchange Act with the SEC. You may read and copy any of these filed documents at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s internet site at http://www.sec.gov.

We have filed with the SEC a shelf registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of that registration statement, does not include all the information contained in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•                                          Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009;

•                                          Current Report on Form 8-K filed with the SEC on Current Reports on Form 8-K filed with the SEC on January 14, 2009, January 20, 2009, January 21, 2009, February 12, 2009, February 17, 2009, March 2, 2009, March 17, 2009, April 13, 2009 and April 17, 2009 (not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•                                          Form 8-A filed with the SEC on May 17, 2004; and

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.  Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.  Information included or incorporated by reference in this prospectus shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the SEC after the date of this prospectus modifies or replaces the information included or incorporated by reference in this prospectus.

We will provide to each person to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Inland Real Estate Corporation, Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, Illinois 60523 (telephone (630) 218-8000). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Inland Real Estate Corporation

Debt Securities, Preferred Stock, Common Stock, Securities Warrants, Depositary Shares

PROSPECTUS